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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 15, 2003

                               MARGO CARIBE, INC.
             (Exact name of registrant as specified in this charter)

         PUERTO RICO                                              0-15336
(State or other jurisdiction of                            (Commission File No.)
       incorporation)

                                   66-0550881
                       (IRS Employer Identification No.)

    ROAD 690, KILOMETER 5.8 VEGA ALTA, PUERTO RICO                      00692
      (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:   (787) 883-2570

          (Former Name or Former Address, if changed since last report)

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORM, FINANCIAL INFORMATION AND EXHIBITS

            (c)   Exhibits

                   99    Press Release dated May 14, 2003



ITEM 9. REGULATION FD DISCLOSURE
(Information furnished in this Item 9 is furnished under Item 12)


     The information included in this section is intended to be included under "Item 12. Disclosure of Results of Operations and Financial Condition" and is included under this Item 9 in accordance with SEC Release No. 33-8216.

     On May 14, 2003, Margo Caribe, Inc. issued a press release announcing the unaudited earnings results for the quarter ended March 31, 2003, a copy of which is attached as Exhibit 99 to this Current Report on Form 8-K.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MARGO CARIBE, INC.

                                         By: /s/ Alfonso Ortega
                                            ------------------------------------
                                                 Alfonso Ortega
                                                 Vice President and
                                                 Chief Financial Officer

Date: May 16, 2003



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                                  PRESS RELEASE


NASDAQ SYMBOL:             MRGO

FOR IMMEDIATE RELEASE      CONTACTS: J. Fernando Rodriguez    Ext. 1038
---------------------                or Alfonso Ortega        Ext. 1033

                                     Telephone: (787) 883-2570

          Margo Caribe, Inc. Announces Unaudited Results for the First
                          Quarter Ended March 31, 2003


- Revenues for the quarter ended March 31, 2003 increased to $2,495,000 from $2,320,000 for the same period of last year.

- Net income for the first quarter of 2003 amounted to $45,000 or $0.02 per diluted share compared to $180,000 or $0.08 per diluted share for the same period of last year.

- Plantmaterials and lawn and garden product sales grew 38% and 17%, respectively, during the first quarter of this year when compared to the same period of last year.


Vega Alta, Puerto Rico; May 14, 2003 - Margo Caribe, Inc. and its subsidiaries (the "Company") announced their unaudited sales and earnings for the first fiscal quarter ended March 31, 2003. The Company posted a net income of $45,000, or $0.02 per diluted share, for the first quarter of 2003 compared with a net income of $180,000, or $0.08 per diluted share, reported for the first quarter of 2002. This represents a 75% decrease when compared with the same quarter of the previous year. A decline in revenues for the landscaping division was primarily responsible for the reduction in fiscal first quarter net income.

The Company's consolidated sales of $2,495,000 for the first quarter increased 8% when compared to sales of $2,320,000 for the same period in 2002. Sales of plant material and lawn and garden products for the first quarter increased by 38% and 17%, respectively, compared with the same period in the prior year. This increase was due to improved demand from large U.S. based retail chains that continue to open new stores in Puerto Rico. The Company is a major supplier to the lawn and garden market in Puerto Rico. Revenues for the Company's landscaping division decreased by 42% compared to the same quarter last year. This decrease in revenues is attributed to a reduction in commercial and industrial projects requiring landscaping services due to a slowdown in construction. Construction is expected to pickup during the later part of 2003.


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Gross margin as a percentage  of total  revenues  decreased to 35% for the first quarter of 2003 from 39% for the same quarter of 2002. This decrease was due to a reduction in margins in the landscaping division. The Company was able to maintain the gross margin experienced during the last quarter of 2002, even with
the  decrease  in  margins  from  the  landscaping  division,   through  prudent
management of inventory and efficiencies gained in the Company's manufacturing processes.

Selling, general and administrative expenses, as a percentage of sales, increased by 4% during the first quarter of 2003 when compared to the first quarter of 2002. This increase includes certain expenses related with the consolidation of the operations in Barranquitas, which will be consolidated into the Vega Alta operation by the end of the second fiscal quarter, and the investment in a joint venture that operates a sod and tree farm (Salinas Holdings, Inc.) in Salinas, Puerto Rico. The Company has already invested over $575,000 in Salinas Holdings. Savings from the consolidation and closing of Barrranquitas facility is expected to exceed $200,000.00 during the first 12 months.

J. Fernando Rodriguez, the Company's President and Chief Operating Officer, stated that, "The financial results of this quarter reflect the efforts being made by the Company to operate in a difficult business climate. Notwithstanding a generally weak economic environment, the Company was able to experience an increase in sales because of its strong business relationship with large retail chains in Puerto Rico that continue to expand their presence on the island. In addition, our investment in Salinas Holdings has become profitable during this quarter, and earnings are expected to increase rapidly, as more trees and sod are ready to be sold. Margins in all lines of business, other than landscaping, improved when compared to the prior year. In light of the foregoing, we continue to believe that the Company is well positioned to continue its growth in revenues and returns that we have experienced during the last two years."

Margo  Caribe,  Inc.  is  currently  engaged  in the  business  of  growing  and distributing a wide range of both indoor and outdoor tropical foliage and flowering plants in Vega Alta and Barranquitas and has a participation in a joint venture in a sod and tree farm in Salinas, Puerto Rico. The Company is also engaged in the residential development business, the sale of lawn and garden products, the provision of landscaping services and maintenance throughout Puerto Rico and the Caribbean and the manufacturing of potting soils and other lawn and garden goods under the Rain Forest trade name.

FORWARD LOOKING STATEMENTS

This press release contains certain "forward looking statements" concerning the Company's economic future performance. The words "expect", "anticipate", "hope" and similar expressions are meant to identify "forward looking statements" within the meaning of the Private Securities Litigation reform act of 1995.

The Company wishes to caution readers not to place undue reliance on any such "forward looking statements", which speak only as of the date made and to advise readers that various factors, including regional and national economic conditions, natural disasters, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for the future periods to differ materially from those anticipated or projected.

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The Company does not undertake  and  specifically  disclaims  any  obligation to update any "forward looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements.











                       Margo Caribe, Inc. and Subsidiaries
                    Summary of Consolidated Financial Results

                                   (Unaudited)
                               Three Months ended
                                    March 30

                                                         2003            2002
                                                      ----------      ----------
Net Sales                                             $2,495,000      $2,320,000
Net earnings                                          $   45,000      $  180,000
Net income per common share (diluted)                 $     0.02      $     0.08
Net income per common share (basic)

                                                      $     0.02      $     0.09

Weighted average number of
common shares (basic)                                  2,169,185       2,129,363
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